                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 11, 2006, with respect to the consolidated financial statements of Stewart & Stevenson Services, Inc.
incorporated by reference in the Registration Statements on Form S-3 (No.
333-63020, No. 333-113834, and No. 333-38765), Registration Statements on Form
S-4 (No. 333-11742, No. 333-38759, and No. 333-70522) and in the Registration
Statements on Form S-8 (No. 333-130016, 333-129396, 333-112107, No. 333-71063,
and No. 333-44742).

/s/ Ernst & Young LLP

Houston, Texas
June 16, 2006